Exhibit 99.2

PRELIMINARY PROXY CARD

SUBJECT TO COMPLETION

Tailwind Two Acquisition Corp.

150 Greenwich Street, 29th Floor

New York, New York 10006

EXTRAORDINARY GENERAL MEETING
OF SHAREHOLDERS OF TAILWIND TWO ACQUISITION CORP.

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON ____________, 2022.

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated _________, 2022, in connection with the extraordinary general meeting of Shareholders (the “Extraordinary General Meeting”) of Tailwind Two Acquisition Corp. (“Tailwind Two”) to be held at _________ a.m. Eastern Time, on _________, 2022, at the offices of Kirkland & Ellis LLP located at 601 Lexington Avenue, New York, New York 10022, and via a virtual meeting, and hereby appoints Matthew Eby, Philip Krim and Chris Hollod, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all ordinary shares of Tailwind Two registered in the name provided, which the undersigned is entitled to vote at the Extraordinary General Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying proxy statement/prospectus.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 11.

(Continued and to be marked, dated and signed on reverse side)

Please mark vote as indicated in this example	☒	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, 5, 6, 7, 8, 9, 10 and 11.

Proposal No. 1—The Business Combination Proposal— RESOLVED, as an ordinary resolution, that Tailwind Two’s entry into the Agreement and Plan of Merger, dated as of October 28, 2021 (as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among Tailwind Two, Titan Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and Terran Orbital Corporation, a Delaware corporation (“Terran Orbital”), a copy of which is attached to the accompanying proxy statement/prospectus as Annex A, pursuant to which, among other things, following the de-registration of Tailwind Two as an exempted company in the Cayman Islands and the continuation and domestication of Tailwind Two as a corporation in the State of Delaware (a) Merger Sub will merge with and into Terran Orbital (the “Merger”), with Terran Orbital as the surviving company in the Merger and, after giving effect to such Merger, Terran Orbital shall be a wholly-owned subsidiary of Tailwind Two, which will change its name to “Terran Orbital Corporation” (“New Terran Orbital”) and (b) at the Effective Time, each outstanding share of Terran Orbital (including shares of Terran Orbital common stock issued and outstanding as of immediately prior to the Effective Time pursuant to the Terran Orbital Preferred Stock Conversion and the Terran Orbital Warrant Settlement (each term as defined in the accompanying proxy statement/prospectus), in each case after giving effect thereto, and other than treasury shares and shares with respect to which appraisal rights under the General Corporation Law of the State of Delaware are properly exercised and not withdrawn) will be automatically converted into the right to receive a number of shares of New Terran Orbital Common Stock (as defined in the accompanying proxy statement/prospectus), outstanding Terran Orbital options to purchase shares of Terran Orbital (whether vested or unvested) will be exchanged for comparable options to purchase New Terran Orbital Common Stock and the outstanding and unvested restricted stock awards and restricted stock units of Terran Orbital will be cancelled in exchange for comparable restricted stock and restricted stock unit awards to be settled in shares of New Terran Orbital Common Stock, in each case, based on the Exchange Ratio (as defined in the accompanying proxy statement/prospectus), on the terms and subject to the conditions set forth in the Business Combination Agreement, certain related agreements (including the Subscription Agreements, the Terran Orbital Holder Support Agreements, the Sponsor Letter Agreement, and the Investor Rights Agreement (each as defined in the accompanying proxy statement/prospectus), each in the form attached to the accompanying proxy statement/prospectus as Annex F, Annex G, Annex H, Annex I and Annex J, respectively), and the transactions contemplated thereby, be approved, ratified and confirmed in all respects.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 2—The Domestication Proposal—RESOLVED, as a special resolution, that Tailwind Two be transferred by way of continuation to Delaware pursuant to Part XII of the Companies Act (Revised) of the Cayman Islands and Section 388 of the General Corporation Law of the State of Delaware and, immediately upon being de-registered in the Cayman Islands, Tailwind Two be continued and domesticated as a corporation under the laws of the state of Delaware.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3—The Charter Proposal—RESOLVED, as a special resolution, that, upon the Domestication, the amended and restated memorandum and articles of association of Tailwind Two (“Existing Governing Documents”) be amended and restated by the deletion in their entirety and the substitution in their place of the proposed new certificate of incorporation of “Terran Orbital Corporation” upon the Domestication, a copy of which is attached to the accompanying proxy statement/prospectus as Annex C (the “Proposed Certificate of Incorporation”).	FOR ☐	AGAINST ☐	ABSTAIN ☐
Advisory Governing Documents Proposals—to consider and vote upon, as a non-binding advisory basis, the following governance proposals regarding the Proposed Certificate of Incorporation and proposed bylaws (copies of which are attached to the joint proxy statement/prospectus in respect of the Extraordinary General Meeting as Annex C and Annex D, respectively), and the following material differences between the Existing Governing Documents and the Proposed Certificate of Incorporation and proposed bylaws:
Proposal No. 4—Advisory Governing Documents Proposal A— RESOLVED, that an amendment to change the authorized share capital of Tailwind Two from US$55,100 divided into (i) 500,000,000 Class A ordinary shares, par value $0.0001 per share, (ii) 50,000,000 Class B ordinary shares, par value $0.0001 per share and (iii) 1,000,000 preference shares, par value $0.0001 per share, to (a) 300,000,000 shares of common stock, par value $0.0001 per share, of New Terran Orbital and (b) 50,000,000 shares of preferred stock, par value $0.0001 per share, of New Terran Orbital be approved on a non-binding advisory basis.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 5—Advisory Governing Documents Proposal B— RESOLVED, that an amendment to authorize the board of directors of New Terran Orbital to issue any or all shares of New Terran Orbital preferred stock in one or more classes or series, with such terms and conditions as may be expressly determined by the board of directors of New Terran Orbital and as may be permitted by the Delaware General Corporation Law be approved on a non-binding advisory basis.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 6—Advisory Governing Documents Proposal C— RESOLVED, that an amendment to remove the ability of New Terran Orbital stockholders to take action by written consent in lieu of a meeting be approved on a non-binding advisory basis.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 7—Advisory Governing Documents Proposal D— RESOLVED, that certain other changes in connection with the replacement of Existing Governing Documents with the Proposed Certificate of Incorporation as part of the Domestication (a copy of which is attached to the accompanying proxy statement/prospectus as Annex C), including (i) changing the post-Business Combination corporate name from “Tailwind Two Acquisition Corp.” to “Terran Orbital Corporation” (which is expected to occur after the consummation of the Merger), (ii) making New Terran Orbital’s corporate existence perpetual, (iii) subjecting New Terran Orbital to Section 203 of the Delaware General Corporation Law relating to business combinations with interested stockholders, and (iv) removing certain provisions related to our status as a blank check company that will no longer be applicable upon consummation of the Business Combination be approved on a non-binding advisory basis.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 8—Advisory Governing Documents Proposal E— RESOLVED, that an amendment to require the affirmative vote of the holders of (i) at least two thirds (2/3) of the total voting power of all the then-outstanding shares of New Terran Orbital’s stock entitled to vote thereon, and voting as a single class, to amend or repeal the proposed bylaws (or a majority of the total voting power of the then-outstanding shares of capital stock of New Terran Orbital entitled to vote on such amendment or repeal, voting together as a single class if the New Terran Orbital Board recommends the approval of such amendment or repeal); (ii) at least two thirds (2/3) of the total voting power of all the then-outstanding shares of New Terran Orbital’s stock entitled to vote thereon, and voting as a single class, and at least two thirds (2/3) of the then-outstanding shares of each class entitled to vote thereon as a class, voting separately as a class in order to amend or repeal Articles V(1), V(2), VI(3), VII and VIII of the Proposed Certificate of Incorporation; and (iii) at least two thirds (2/3) of the total voting power of all the then-outstanding shares of New Terran Orbital’s stock entitled to vote thereon, voting as a single class in order to remove a director, be approved on a non-binding advisory basis.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 9—The Exchange Proposal—RESOLVED, as an ordinary resolution, that for the purposes of complying with the applicable provisions of New York Stock Exchange Listing Rule 312.03 or Nasdaq Stock Exchange Listing Rule 5635, as applicable, the issuance of shares of New Terran Orbital Common Stock in connection with the Business Combination, the Debt Financings and the PIPE Financing (each term as defined in the accompanying proxy statement/prospectus) be approved.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 10—The Incentive Award Plan Proposal—RESOLVED, as an ordinary resolution, that the New Terran Orbital 2021 Omnibus Incentive Plan, a copy of which is attached to the accompanying proxy statement/prospectus as Annex E, be adopted and approved.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 11— The Adjournment Proposal—RESOLVED, as an ordinary resolution, that the adjournment of the Extraordinary General Meeting to a later date or dates (A) to the extent necessary to ensure that any required supplement or amendment to the accompanying proxy statement/prospectus is provided to Tailwind Two shareholders or, if as of the time for which the Extraordinary General Meeting is scheduled, there are insufficient Tailwind Two ordinary shares represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the Extraordinary General Meeting or (B) in order to solicit additional proxies from Tailwind Two shareholders in favor of one or more of the proposals at the Extraordinary General Meeting be approved.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Shareholder Certification I hereby certify that I am not acting in concert or as a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, with any other shareholder with respect to the Shares in connection with the proposed business combination.	SHAREHOLDER CERTIFICATION ☐

Dated:	, 2022

(Signature)
(Signature if held Jointly)

Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL SET FORTH IN PROPOSALS 1, 2, 3, 4, 5, 6, 7, 8, 9, 10 and 11 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.